EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated April 3, 1998, accompanying the consolidated financial statements of Texas International Aviation, Inc. contained in the Registration Statement on Form S-4 and Prospectus of Pentacon, Inc. We consent to the use of the aforementioned report in this Registration Statement on Form S-4 and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                      /s/  GRANT THORNTON LLP

Dallas, Texas
May 7, 1999